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                                                                    EXHIBIT 99.1


[OPTICARE HEALTH SYSTEMS, INC. LOGO]


                                  Contact: Christopher J. Walls, General Counsel OptiCare Health Systems, Inc.
                                  (203) 596-2236

FOR IMMEDIATE RELEASE

            OPTICARE HEALTH SYSTEMS ANNOUNCES REVIEW OF ITS INVENTORY
       AND EXPECTED RESTATEMENT OF FIRST QUARTER 2004 FINANCIAL STATEMENTS

WATERBURY, Conn., July 1, 2004 -- OptiCare Health Systems, Inc. (Amex: OPT) announced today that it is conducting a review of its previously reported financial statements for the quarter ended March 31, 2004 as a result of an error discovered by management in the accounting for its inventory at its subsidiary, Wise Optical, acquired on February 7, 2003. Management presented its findings to the company's Audit Committee and is continuing to examine the company's accounting for inventory.

Although the review is continuing, the company's preliminary assessment indicates that its inventory was overstated and the related cost of product sales was understated by an amount ranging from approximately $800,000 to $1,100,000 for the quarter ended March 31, 2004. In its Form 10-Q for the quarterly period ended March 31, 2004, the company reported total inventory of $6,292,000 and total cost of product sales of $13,365,000. Accordingly, the company expects to restate its previously reported financial statements for the quarter ended March 31, 2004. Based on this preliminary assessment, the company expects net loss available to common stockholders will be between $970,000 and $1,270,000 for the three months ended March 31, 2004, as opposed to a net loss available to common stockholders of $170,000 as previously reported. The company's assessment of the misstatement is preliminary, and revisions to the amount could arise as a result of the ongoing review. The company believes that the overstatement of inventory resulted primarily from mathematical errors in the calculation of inventory and believes it has identified and corrected the errors.

In connection with the anticipated restatement of its financial results for the first quarter of 2004, the company does not expect to be in compliance at March 31, 2004 with its minimum fixed charge ratio covenant with its senior lender, CapitalSource LLC. As a result, the company plans to reclassify the entire amount of its debt to CapitalSource as of March 31, 2004, which totaled $10,474,000, as a current liability. Furthermore, the company does not expect to comply with this covenant during the second quarter of 2004. The company has notified CapitalSource of its expected covenant failures and is in discussions with CapitalSource to obtain a waiver for the

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expected non-compliance or an amendment of the credit facility to ensure compliance with this covenant. If the company is unable to obtain a waiver or amend its credit facility, the company will continue to classify its debt to CapitalSource as a current liability and the entire principal and interest of the Company's debt to CapitalSource could become immediately due and payable upon demand. CapitalSource, however, has not called the loan in default nor made such a demand and has agreed to continue discussions with the company to either waive its non-compliance with the covenant or amend the credit facility to allow the company to comply with the terms of the credit facility.

The company's previously reported financial statements for the quarter ended March 31, 2004 and the company's discussion of its results of operations and future liquidity needs as of March 31, 2004 should no longer be relied upon pending the outcome of the review. As soon as practicable following the completion of the review, the company will amend its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 previously filed with the Securities and Exchange Commission to reflect the expected restatement.

The Company has notified and discussed this matter with its independent registered public accounting firm.

About OptiCare Health Systems, Inc.

OptiCare Health Systems, Inc. is an integrated eye care services company focused on vision benefits management, the distribution of products and software services to eye care professionals, and consumer vision services, including medical, surgical and optometric services and optical retail.

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the expected outcome of the review, the expectation of restating the company's financial statements, the expected impact of a restatement on the company's net loss available to common stockholders and ability to comply with financial covenants under its loan with CapitalSource, the expected classification of the company's debt to CapitalSource, as well as other statements containing words such as "plan," "anticipate," "expect," "intend," "believe," "will," or similar expressions. The company's actual results could differ materially from those expressed or indicated by any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the results of the ongoing review, the impact of the expected restatement, the reaction of the company's stockholders, customers, venders and lenders to the review and anticipated restatement, the risk that the company may not be able to improve cash flow, may not be able to successfully integrate its acquisitions, to retain and attract qualified employees, the impact of current and future governmental regulations in existing lines of business, the company's ability to successfully and profitably manage its operations and growth of the operations, if any, the risks related to managed care contracting, and the ability of the company to successfully raise capital on commercially reasonable terms, if at all. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ending December 31, 2003. Forward-looking statements speak only as of the date they are made, and the company undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.

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